Exhibit (m)(2)(b)

                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN


Name of Fund                                                  Adoption Date
------------                                                  -------------

Eaton Vance Government Obligations Fund                       June 23, 1997
Eaton Vance Tax-Managed Growth Fund                           June 23, 1997
Eaton Vance Tax-Managed Emerging Growth Fund                  August 11, 1997
Eaton Vance Municipal Bond Fund                               October 17, 1997
Eaton Vance Strategic Income Fund                             October 17, 1997
Eaton Vance Tax-Managed International Growth Fund             March 2, 1998
Eaton Vance Insured Tax-Managed Growth Fund                   June 22, 1998
Eaton Vance Insured Tax-Managed Emerging Growth Fund          June 22, 1998
Eaton Vance Insured Tax-Managed International Growth Fund     June 22, 1998
Eaton Vance Insured High Income Fund                          June 22, 1998
Eaton Vance Tax-Managed Value Fund                            August 16, 1999
Eaton Vance Tax-Managed Young Shareholder Fund                May 1, 2000
Eaton Vance Floating-Rate High Income Fund                    June 19, 2000
Eaton Vance Tax-Managed Capital Appreciation Fund             June 19, 2000
Eaton Vance Floating-Rate Fund                                August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2                       March 1, 2001
Eaton Vance Tax-Managed Emerging Growth Fund 1.2              March 1, 2001
Eaton Vance International Growth Fund                         June 18, 2001
Eaton Vance Equity Research Fund                              August 13, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund          December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Stock Fund                    December 10, 2001
Eaton Vance Tax-Managed Small Company Value Fund              December 10, 2001